News Release
FOR IMMEDIATE RELEASE

Daegis Announces Fiscal 2015 Fourth Quarter
and Full Year Results

Company adds partners as it executes on enterprise software strategy

IRVING, Texas – July 28, 2015 – Daegis Inc. (NASDAQ: DAEG), a global information governance, data migration and application development software company, today announced financial results for its fourth quarter and fiscal year 2015 ended April 30, 2015.

Fourth Quarter Fiscal 2015 Financial Highlights

●	Total revenue of $6.1 million, compared to $5.7 million in the third quarter and $7.4 million in the fourth quarter last year. Year-over-year revenue reflects a $1.1 million decline related to the completion of an eDiscovery matter with the Company’s former largest customer.
●	GAAP net loss of $541,000 or $0.03 loss per share, compared to GAAP net income of $163,000 or $0.01 per share for the same period last year.
●	Adjusted EBITDA of $146,000, compared to $1.6 million last year. (1)
●	Non-GAAP net loss of $65,000 or $0.00 loss per share, compared to Non-GAAP net income of $1.1 million or $0.07 per share last year. (1)
●	Cash at April 30, 2015 was $5.4 million, compared to $7.2 million at April 30, 2014.
●	Total debt outstanding at April 30, 2015 was $11.8 million, a decrease of $3.1 million from April 30, 2014.

Full Year Fiscal 2015 Financial Highlights

●	Total revenue of $25.1 million, compared to $31.0 million year over year. Revenue reflects a $4.2 million decline in eDiscovery revenue which was primarily related to the completion of an eDiscovery matter with the Company’s former largest customer and two large product sales totaling $1.1 million in the prior year.
●	GAAP net loss of $1.7 million or $0.10 loss per share, compared to GAAP net loss of $1.6 million or $0.10 loss per share for the same period last year.
●	Adjusted EBITDA of $2.1 million, compared to $4.3 million last year. (1)
●	Non-GAAP net income of $57,000 or $0.00 per share, compared to $1.7 million or $0.10 per share last year. (1)

Other Company Highlights

●	Launched and funded global channel partner program including the announcement of partnerships with Cisco, Oracle and Cloud Recover.
●	Made a $1.5 million elective debt payment in first quarter fiscal 2016, reducing the debt balance to $10.1 million.

“We’re making solid progress in executing on our enterprise software strategy as evident with the signing of partners since the end of the last quarter,” said Tim Bacci, CEO of Daegis. “We experienced a 7% increase in revenue sequentially and although our work is yet to be reflected in consistent top line growth, it is indicative that our focus in expanding our global channel program was the right move. The market for Information Governance and hosted archive software is growing as enterprises seek holistic solutions to resolve their growing governance and data preservation challenges. Daegis is primed for this opportunity as we work to further expand our partner ecosystem and grow our business.”

Fourth Quarter and Full Year Fiscal 2015 Comparative Financial Summary

$ In Millions, except per	Q4	Q4	% or $	FY	FY	% or $
share and % data	FY2015	FY2014	Change(3)	2015	2014	Change(3)
Total Revenue	$6.1	$7.4	($1.3)	$25.1	$31.0	($5.8)
Information Governance Revenue	$3.7	$4.4	($0.7)	$14.8	$19.3	($4.6)
Migration Revenue	$0.1	$0.3	($0.2)	$0.7	$0.8	($0.1)
Database & Development Tools Revenue	$2.3	$2.7	($0.4)	$9.7	$10.8	($1.2)
GAAP Net Income (Loss)	($0.5)	$0.2	($0.7)	($1.7)	($1.6)	($0.1)
GAAP Net Income (Loss) Per Share – Diluted	($0.03)	$0.01	($0.04)	($0.10)	($0.10)	$0
Adjusted EBITDA(2)	$0.1	$1.6	($1.5)	$2.1	$4.3	($2.1)
Adjusted EBITDA Margin(2)	2%	22%	(20%)	8%	14%	(5%)
Non-GAAP Net Income (Loss) (2)	($0.07)	$1.1	($1.2)	$0.06	$1.7	($1.6)
Non-GAAP Net Income (Loss) Per Share - Diluted(2)	($0.00)	$0.07	($0.07)	$0.00	$0.10	($0.10)

(1)	Adjusted EBITDA and Non-GAAP net income (loss) reflect increased investment in sales and marketing to build a global channel partner program and decreased revenue year-over-year, primarily from eDiscovery.
(2)	See reconciliation table below regarding the presentation of Adjusted EBITDA and Non-GAAP net income (loss).
(3)	The calculation of percentage or dollar change is based on unrounded numbers.

Investor Conference Call
Management will host a conference call July 28, 2015, at 4:00 p.m. CT (5:00 p.m. ET) to review the fourth quarter and full fiscal year 2015 financial results. The call can be accessed by dialing 888-481-2844 or 719-325-2281 for international callers.

The conference call also will be webcast on the Daegis website at www.daegis.com. A replay of the call will be available through August 7, 2015 by dialing 888-203-1112 or 719-457-0820 and using the passcode 8269192.

About Daegis Inc.
Daegis Inc. (NASDAQ: DAEG) is a global enterprise software company with comprehensive offerings for information governance, application migration, data management and application development. Our products include leading-edge enterprise information archive and eDiscovery software, and mobile application development, application migration and data management software. Approximately 20% of Fortune 100 companies use our solutions. We are headquartered in Irving, Texas and serve our worldwide customer base through our offices in California, New Jersey, Australia, Canada, France, Germany and the UK. Visit www.daegis.com to learn more about Daegis’ solutions.

Some of the information in this press release may contain projections or other forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current expectations and assumptions and information currently available to management and are subject to a number of factors and uncertainties that may cause the actual results, performance or achievements of the Company to differ materially from those described herein. Although the Company believes the expectations in this press release to be reasonable, there can be no assurance that such expectations will prove to be correct. Examples of forward-looking statements in this press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a customer and the costs associated with providing services to that customer, the date during the course of a fiscal year that a new customer is acquired, the length of the integration cycle for new customers and the timing of revenues and costs associated therewith, our customer concentration given that the Company is currently dependent on a few large customer relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new customers and control expenses, the possibility of the discontinuation of some customer relationships, the financial condition of our customers’ business and other factors detailed in the Company’s filings with the Securities and Exchange Commission.

Contact:
Susan K. Conner
(214) 584-6427
sconner@daegis.com

# # #

DAEGIS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30,	April 30,
	2015	2014
ASSETS
Current assets:
Cash	$5,426	$7,178
Accounts receivable, net	3,918	6,657
Prepaid expenses	765	617
Other current assets	203	358
Total current assets	10,312	14,810

Property and equipment, net	864	1,053
Goodwill	11,706	11,706
Intangibles, net	4,102	5,614
Other assets	422	470
Total assets	$27,406	$33,653

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$616	$308
Current portion of long-term debt	1,029	3,123
Accrued compensation and related expenses	869	1,185
Other accrued liabilities	881	971
Deferred revenue	7,584	8,590
Total current liabilities	10,979	14,177

Long-term debt, net of current portion	10,810	11,848
Deferred tax liabilities, net	1,119	1,032
Common stock warrant liability	195	276
Other long-term liabilities	623	1,095
Total liabilities	23,726	28,428

Commitments and contingencies

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	100,293	100,152
Accumulated other comprehensive income	280	280
Accumulated deficit	(96,910)	(95,224)
Total stockholders’ equity	3,680	5,225
Total liabilities and stockholders’ equity	$27,406	$33,653

DAEGIS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Years Ended
	April 30,		April 30,
	2015	2014	2015	2014
Revenues:
Information Governance	$3,656	$4,384	$14,755	$19,320
Migration	130	302	680	801
Database & Development Tools	2,322	2,684	9,681	10,837
Total revenues	6,108	7,370	25,116	30,958

Operating expenses:
Direct costs of revenue	2,089	2,142	8,335	9,810
Product development	1,244	1,215	4,794	5,898
Selling, general and administrative	3,192	3,507	12,338	15,080
Total operating expenses	6,525	6,864	25,467	30,788
Income (loss) from operations	(417)	506	(351)	170

Other income (expense)
Gain (loss) from change in fair value of common stock warrant liability	(49)	(21)	81	(72)
Interest expense	(173)	(293)	(828)	(1,332)
Other, net	(70)	60	(470)	9
Total other income (expense)	(292)	(254)	(1,217)	(1,395)

Income (loss) before income taxes	(709)	252	(1,568)	(1,225)
Provision for (benefit from) income taxes	(168)	89	118	333
Net income (loss)	$(541)	$163	$(1,686)	$(1,558)

Income (loss) per share:
Basic	$(0.03)	$0.01	$(0.10)	$(0.10)
Diluted	$(0.03)	$0.01	$(0.10)	$(0.10)

Weighted-average shares used in computing income (loss) per share
Basic	16,384	16,384	16,384	16,110
Diluted	16,384	16,386	16,384	16,110

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended		Years Ended
	April 30,		April 30,
	2015	2014	2015	2014
GAAP income (loss) from operations	$(417)	$506	$(351)	$170

Amortization of intangible assets	377	384	1,512	1,538
Stock based compensation expenses	50	34	141	165
Depreciation	136	207	661	947
Charges related to alignment of business units(1)	-	485	171	1,451
Total adjustments to GAAP income (loss) from operations	563	1,110	2,485	4,101

Adjusted EBITDA	$146	$1,616	$2,134	$4,271

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)

GAAP net income (loss)	$(541)	$163	$(1,686)	$(1,558)

Amortization of intangible assets	377	384	1,512	1,538
Stock based compensation expenses	50	34	141	165
(Gain) loss from change in fair value of common stock warrant liability	49	21	(81)	72
Charges related to alignment of business units(1)	-	485	171	1,451
Total adjustments to GAAP net income (loss)	476	924	1,743	3,226

Non-GAAP net income (loss)	$(65)	$1,087	$57	$1,668

Non-GAAP diluted income (loss) per share	$(0.00)	$0.07	$0.00	$0.10

Weighted average shares used in computing income (loss) per share
Dilutive	16,384	16,386	16,384	16,110

(1)	Prior year alignment costs have been reported to conform with the current year presentation

Use of Non-GAAP Financial Information
Daegis utilizes financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP") to supplement the Company's unaudited condensed consolidated financial statements and provide investors with an alternative method for assessing our operating results. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company's future financial performance. Management uses the Non-GAAP financial measures to make operational decisions, to evaluate the Company's performance and to forecast. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Our Non-GAAP measures adjust GAAP income (loss) from operations and GAAP net income (loss) for non-cash stock based compensation expenses, amortization of intangible assets, depreciation and non-recurring charges. For more information on these Non-GAAP financial measures including how they are calculated, please see the tables in this release captioned “Reconciliation of GAAP to Non-GAAP Net Income (Loss)” and “Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA” which includes a reconciliation of the GAAP results to Non-GAAP and Adjusted EBITDA results.